U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 15, 2009
Citigroup Inc.
(Exact name of Registrant as specified in its charter)

Delaware	1-9924	52-1568099
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

399 Park Avenue, New York,
New York
(Address of principal executive	10043
offices)	(Zip Code)
(212) 559-1000
(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CITIGROUP INC.
Current Report on Form 8-K

Item 1.01 Entry into a Material Definitive Agreement; Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement; Item 3.02 Unregistered Sales of Equity Securities; Item 5.02 Compensatory Arrangements of Certain Officers; Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 15, 2009, Citigroup Inc. (“Citigroup”), as part of the loss sharing program previously announced on November 24, 2008, entered into a master agreement (the “Master Agreement”) with the United States Department of the Treasury (the “Treasury”), the Federal Reserve Bank of New York (the “Federal Reserve”) and the Federal Deposit Insurance Corporation (the “FDIC”) relating to the loss sharing by such government entities on $301 billion of Citigroup assets.  The loss sharing program will result in an estimated benefit of 150 basis points to Citigroup’s Tier 1 capital ratio.

The assets that are the subject of the loss sharing program include loans and securities backed by residential and commercial real estate, consumer loans and other assets as agreed between Citigroup and the government entities.  The loss coverage period terminates in November 2013 with respect to Citigroup’s non-residential assets and in November 2018 with respect to its residential assets.  The Master Agreement covers realized losses on the principal amount of the covered assets (e.g., charge-offs, dispositions and failure to pay principal, etc.).  Pursuant to the Master Agreement, Citigroup will assume first losses of $29 billion (as agreed on November 23, 2008), plus $1 billion in exchange for excluding benefits from hedges, plus the $9.5 billion existing loan loss reserve, for a total Citigroup first loss position of $39.5 billion. Losses above that amount will be assumed as follows:

•	First, the Treasury will assume 90% of losses and Citigroup will assume 10% of losses, subject to a maximum payment by the Treasury of $5 billion;

•	Second, the FDIC will assume 90% of losses and Citigroup will assume 10% of losses, subject to a maximum payment by the FDIC of $10 billion; and

•
Third, if losses exceed the amount of Citigroup’s first loss position plus approximately $16.7 billion (of which $15 billion will have been absorbed by the Treasury and the FDIC as described above), the Federal Reserve will extend a loan to Citigroup in an amount equal to the aggregate value of the remaining covered asset pool.  The portion of the loan relating to the non-residential assets in the covered asset pool will mature in November 2013 (subject to six successive one-year extensions at the option of the Federal Reserve) and the balance of the loan will mature in November 2018 (subject to a one-year extension at the option of the Federal Reserve).  Following the loan, as losses are incurred on the remaining covered asset pool, Citigroup will be required to immediately repay 10% of such losses to the Federal Reserve.  The loan is non-recourse to Citigroup, other than with respect to the repayment obligation in the preceding sentence and interest on the loan.  The loan is recourse only to the remaining covered asset pool, which is the sole collateral to secure the loan. The loan will  bear interest at the overnight index swap rate plus 300 basis points.

The assumption of losses by the Treasury and the FDIC, and the extension of the loan by the Federal Reserve, are subject to certain conditions, including, without limitation, the accuracy of certain representations and warranties made by Citigroup in all material respects, no “event of default” (as defined in the Master Agreement) having occurred and be continuing and other customary conditions. In addition, the Master Agreement provides for guidelines for governance and asset management with respect to the covered asset pool, including reporting requirements and notice and approval rights of the US government parties at certain thresholds.  If realized losses exceed $27 billion, the US government parties have the right to change the asset manager for the covered asset pool.

As consideration for the loss sharing and pursuant to a securities purchase agreement (the “Securities Purchase Agreement”) dated January 15, 2009, Citigroup issued $4.034 billion of perpetual preferred stock to the Treasury, $3.025 billion of perpetual preferred stock to the FDIC, and a warrant to the Treasury to purchase 66,531,728 shares of common stock at a strike price of $10.61.  The Securities Purchase Agreement and the preferred stock contain substantially the same limitations on certain actions by Citigroup as those described in Citigroup’s Current Report on Form 8-K filed on December 31, 2008.

The composition of the covered asset pool, amount of Citigroup's first loss position and fee for loss coverage are subject to final confirmation by the US government parties of, among other things, qualification of assets, expected losses and reserves.

On January 15, 2009, Citigroup filed a Certificate of Designations establishing the designation, powers, preferences and rights of the shares of a new series of Citigroup fixed rate cumulative perpetual preferred stock, Series G. The Certificate of Designations amended Citigroup’s Restated Certificate of Incorporation and was effective immediately upon filing.

You should refer to the documents incorporated herein by reference for a complete description of the terms of the Master Agreement, the Securities Purchase Agreement, the preferred stock and the warrant.  The Certificate of Designations for the preferred stock is being filed as Exhibit 3.1 to this Form 8-K, the Warrant is being filed as Exhibit 4.1 to this Form 8-K, the Master Agreement is being filed as Exhibit 10.1 to this Form 8-K, the Securities Purchase Agreement is being filed as Exhibit 10.2 to this Form 8-K, the key terms of the loss sharing program are being filed as Exhibit 99.1 to this Form 8-K, a description of the covered assets is being filed as Exhibit 99.2 to this Form 8-K and a summary of the terms of the preferred stock and warrant is being filed as Exhibit 99.3 to this Form 8-K. These documents are incorporated herein by reference in their entirety.

Item 9.01  Financial Statements and Exhibits.

 (d)  Exhibits.

Exhibit Number

3.1	Certificate of Designations of Fixed Rate Cumulative Perpetual Preferred Stock, Series G

4.1	Warrant

10.1	Master Agreement, dated January 15, 2009, among Citigroup and the U.S. Department of the Treasury, the Federal Deposit Insurance Corporation and the Federal Reserve Bank of New York

10.2	Securities Purchase Agreement, dated January 15, 2009, among Citigroup and the U.S. Department of the Treasury and the Federal Deposit Insurance Corporation

99.1	Key Terms of Loss Sharing Program

99.2	Description of the Covered Assets

99.3	Perpetual Preferred Placement Terms and Warrant Placement Terms

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIGROUP INC.
Dated: January 16, 2009	By:	/s/ Michael S. Helfer
		Name:	Michael S. Helfer
		Title:	General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number

3.1	Certificate of Designations of Fixed Rate Cumulative Perpetual Preferred Stock, Series G

4.1	Warrant

10.1	Master Agreement, dated January 15, 2009, among Citigroup and the U.S. Department of the Treasury, the Federal Deposit Insurance Corporation and the Federal Reserve Bank of New York

10.2	Securities Purchase Agreement, dated January 15, 2009, among Citigroup and the U.S. Department of the Treasury and the Federal Deposit Insurance Corporation

99.1	Key Terms of Loss Sharing Program

99.2	Description of the Covered Assets

99.3	Perpetual Preferred Placement Terms and Warrant Placement Terms